UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2015 (April 15, 2015)

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55198	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2015, the board of directors of American Realty Capital – Retail Centers of America, Inc. (the “Company”), as general partner of American Realty Capital Retail Operating Partnership, L.P. (the “Operating Partnership”), approved an amendment (the “Amendment”) to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) with the limited partners party thereto to, among other things:

(i) reinsert the provisions relating to the special allocation of depreciation to American Realty Capital Retail Advisor, LLC, the Company’s advisor, and its obligation to restore a deficit balance in its capital account in the event of a liquidation of the Operating Partnership which were inadvertently omitted from the Partnership Agreement when it was amended and restated in October 2014; and

(ii) modify the special allocation of depreciation provision to clarify its operation.

The Amendment was executed on April 15, 2015. The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms thereof. The Amendment will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: April 21, 2015	By:	/s/ William M. Kahane
William M. Kahane
Chief Executive Officer and Chairman of the Board of Directors